Exhibit 5.1

Sportradar Group AG

Feldlistrasse 2

9000 St. Gallen

Switzerland

7 September 2021

Sportradar Group AG – Registration Statement on Form F-1

Ladies and Gentlemen

We, Niederer Kraft Frey Ltd, have acted as special Swiss counsel to Sportradar Group AG, a stock corporation incorporated under the laws of Switzerland (the “Company”), in connection with the filing of a registration statement on Form F-1, including the prospectus set forth therein (the “Registration Statement”), to be filed with the United States Securities and Exchange Commission (the “SEC”) on the date hereof for the purpose of registering under the United States Securities Act of 1933, as amended (the “Securities Act”), the offer and sale of newly issued Class A ordinary shares of the Company, each with a nominal value of CHF 0.10 (the “Class A Ordinary Shares”), including any Class A Ordinary Shares with a nominal value of CHF 0.10 each to be sold, if and to the extent such option is exercised, to the underwriters pursuant to the over-allotment option granted by the Company to the underwriters. In our capacity as special Swiss counsel to the Company, we have been requested to render an opinion as to certain Swiss legal matters.

1.	Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. In the absence of explicit statutory law, we base our opinion solely on our independent professional judgment. This opinion is also confined to the matters stated herein, and is not to be read as extending, by implication or otherwise, to any agreement or document referred to in any of the Documents (as defined below) or any other matter.

For purposes of this opinion we have not conducted any due diligence or similar investigation as to factual circumstances, which are or may be referred to in the Documents, and we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or the factual background assumed therein.

For purposes of rendering this opinion, we have only examined and relied on originals or copies of the following documents available to us (collectively the “Documents”):

i.	an electronic copy of the Registration Statement; and

ii.	an electronic copy of the articles of association (Statuten) of the Company, the form of which is filed as Exhibit 3.1 to the Registration Statement (the “Articles of Association”).

No documents have been reviewed by us in connection with this opinion other than the Documents. Accordingly, we shall limit our opinion to the Documents and their legal implications under Swiss law.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. With respect to Documents governed by laws other than the laws of Switzerland, for purposes of this opinion we have relied on the plain meaning of the words and expressions contained therein without regard to any import they may have under the relevant governing law.

2.	Assumptions

In rendering the opinion below, we have assumed the following:

a.

the information set out in the Documents is and will be true, accurate, complete and up-to-date as of the date of this opinion and at all relevant times and no changes have been made or will be made that should have been or should be reflected in the Documents as of the date of this opinion;

b.

all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, fax and electronic copies) are accurate and conform to the original;

c.

all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such documents;

d.	all documents produced to us in draft form will be executed in the form of the draft submitted to us;

e.	no laws other than those of Switzerland will affect any of the conclusions stated in this opinion;

f.

each party to the Documents is a corporation or other legal entity duly organized and validly existing and in good standing (if applicable) under the laws of the jurisdiction of its incorporation and/or establishment and none of the parties to the Documents (other than the Company) has passed or, until the issuance of all Class A Ordinary Shares, will have passed a voluntary winding-up resolution; no petition has been, or, until the issuance of all Class A Ordinary Shares, will be presented or order made by a court for the winding-up, dissolution, bankruptcy or administration of any party (other than the Company); and no receiver, trustee in bankruptcy, administrator or similar officer has been or, until the issuance of all Class A Ordinary Shares, will have been appointed in relation to any of the parties (other than the Company) or any of their assets or revenues;

g.

the Registration Statement is unchanged and correct, complete and up-to-date and in full force and effect as of the date hereof and no changes have been made which should have been or should be reflected in the Registration Statement as of the date hereof;

h.

prior to the issuance of any Class A Ordinary Shares, the shareholders of the Company will resolve on the issuance of such Class A Ordinary Shares and any such shareholders’ resolutions shall have been duly resolved in a meeting duly convened and shall be in full force and effect;

i.

prior to the issuance of any Class A Ordinary Shares, the board of directors of the Company will have duly authorized the issuance and sale of such Class A Ordinary Shares and, if necessary, will have validly excluded the pre-emptive rights of the existing shareholders for purposes of offering and selling the Class A Ordinary Shares as contemplated in the Registration Statement, and such authorization will not have been amended and will be in full force and effect until the issuance of all Class A Ordinary Shares;

j.

following the resolution of the shareholders of the Company on the issuance of the Class A Ordinary shares, the Class A Ordinary Shares will have validly been subscribed for in accordance with Swiss law and the articles of association of the Company then in effect at a subscription price of CHF 0.10 per Class A Ordinary Share;

k.	the subscription price for each of the Class A Ordinary Shares will have been paid in cash in compliance with Swiss law;

l.	the board of directors of the Company will have established and validly resolved to approve a capital increase report pursuant to article 652e of the Swiss Code of Obligations;

m.

the board of directors of the Company will have made all determinations and ascertainments and adopted respective resolutions on amendments to the Articles of Associations, including the necessary ascertainments regarding the issuance of the Class A Ordinary Shares and resolutions on the respective amendments to the Articles of Association (Feststellungs- und Statutenänderungsbeschluss);

n.

the board of directors of the Company will have filed the capital increase together with all documentation required by Swiss law with the Commercial Register of the Canton of St. Gallen and the Commercial Register will have approved and registered in the Commercial Register the capital increase and the issuance of the Class A Ordinary Shares;

o.

the Company has not entered and will not enter into any transaction which could be construed as repayment of share capital (Einlagenrückgewähr) and has not undertaken and will not undertake an acquisition in kind (Sacheinlage) or intended acquisition in kind (Sachübernahme) without complying with the formal procedure set forth in article 628 of the Swiss Code of Obligations; and

p.

all authorizations, approvals, consents, licenses, exemptions, other than as required by mandatory Swiss law applicable to the Company or the Articles of Association, and other requirements for the filing of the Registration Statement or for any other activities carried on in view of, or in connection with, the performance of the obligations expressed to be undertaken by the Company in the Registration Statement have been duly obtained or fulfilled in due time and are and will remain in full force and effect, and any related conditions to which the parties thereto are subject have been satisfied.

3.	Opinion

Based upon the foregoing, in reliance thereon, and subject to the limitations and assumptions referred to above (2.) and the qualifications set out below (4.), we are of the opinion that the Class A Ordinary Shares, when issued and paid for pursuant to the Articles of Association and Swiss law, in particular upon registration of the corresponding share capital increase into the Commercial Register of the Canton of St. Gallen will be validly issued, fully paid as to their nominal value and non-assessable (i.e., no further contributions in respect thereof will be required to be made to the Company by the holders thereof, by the sole reason of their being a holder of Class A Ordinary Shares).

4.	Qualifications

The above opinions are subject to the following qualifications:

a.

The lawyers of our firm are members of the Zurich bar and do not hold themselves out to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only and we express no opinion with respect to the applicability or the effect of the laws of any other jurisdiction to or on the matters covered herein.

b.

The exercise of voting rights and rights related thereto with respect to any Class A Ordinary Shares is only permissible after registration in the Company’s share register as a shareholder with voting rights in accordance with the provisions of, and subject to the limitations provided in, the Articles of Association.

c.

We express no opinion as to whether the Registration Statement is accurate, true, correct, complete or not misleading. In particular, and without limitation to the foregoing, we express no opinion on whether the Registration Statement provides sufficient information for investors to reach an informed assessment of the Company, any companies within the Company’s consolidation perimeter and the Class A Ordinary Shares.

d.

Notwithstanding or irrespective of registration of the capital increase with the Commercial Register of the Canton of St. Gallen, the underlying shareholders’ resolutions may be challenged by a dissenting shareholder of the Company or others in court or otherwise. Therefore, notwithstanding registration of the Class A Ordinary Shares with the Commercial Register of the Canton of St. Gallen, any shareholder may challenge the resolutions taken by the general meeting of shareholders of the Company on which such registration of the Class A Ordinary Shares with the Commercial Register of the Canton of St. Gallen may be based.

e.	We express no opinion as to regulatory matters or as to any commercial, accounting, calculating, auditing or other non-legal matter. We express no opinion as to tax matters.

f.

We express no opinion as regards compliance with Swiss law and the Articles of Association of the withdrawal of the pre-emptive rights (Bezugsrechte) of the Company’s shareholder in connection with the issuance of the Class A Ordinary Shares.

g.	We express no opinion on the issuance of other shares than the Class A Ordinary Shares.

* * *

We have rendered this opinion as of the date hereof and we assume no obligation to advise you of any changes in fact or in law are made or brought to our attention.

Any reliance on this opinion is limited to the legal situation existing at the date of this legal opinion letter, and we shall be under no obligation to advise you on or to amend this legal opinion letter to reflect any change in circumstances or applicable laws or regulations for any period after the date of issuance of this legal opinion letter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion shall be governed by and construed in accordance with the laws of Switzerland.

Sincerely yours,

/s/ Niederer Kraft Frey Ltd

Niederer Kraft Frey Ltd

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